EX 99.28(m)(26)

JNL Series Trust
Distribution Plan

Whereas, JNL Series Trust (the “Trust”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”).

Whereas, the Trust currently issues the series of shares of beneficial interest in the Trust listed on Schedule A hereto (the “Funds”) and each Fund represents a separate portfolio of investments of the Trust.

Whereas, the Trust has adopted a Multiple Class Plan pursuant to Rule 18f-3 under the Act, whereby a Fund may issue one or more classes of shares, as shown on Schedule A hereto.

Whereas, the Board of Trustees has determined that it is appropriate and desirable to use assets of Class A Shares of the Funds to reimburse certain distribution and related service expenses that are primarily intended to result in the sale of such Class A Shares of the Funds.

Whereas, in furtherance of the purposes of this Distribution Plan (this “Plan”) the Trust has been authorized to enter into a Distribution Agreement with Jackson National Life Distributors, LLC (the “Distributor”) pursuant to which the Distributor will serve as distributor of the securities of the Funds.

Whereas, a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust (the “Disinterested Trustees”) and who have no direct or indirect financial interest in the operation of this Plan or in any agreements related to this Plan (the “Rule 12b-1 Trustees”), have determined, in the exercise of reasonable business judgment and in light of their fiduciary duties under state law and under Sections 36(a) and (b) of the Act, that there is a reasonable likelihood that adoption of this Plan will benefit the applicable Funds and their shareholders.

Now, Therefore, this Plan is adopted by the Trust on behalf of the Funds, in accordance with Rule 12b-1 under the Act, on the following terms and conditions:

1. Authorized Distribution and/or Service 12b-1 Fees.

(a) For purposes of Section 1 hereof, “Recipient” shall mean any broker or dealer, administrator, or other that (i) has rendered assistance (whether direct, administrative, or both) in the distribution of Class A Shares of a Fund; (ii) has furnished or will furnish the Distributor with such information as the Distributor has requested or may request to answer such questions as may arise concerning the sale of Class A Shares of a Fund; and (iii) has been selected by the Distributor to receive payments under this Plan.  Notwithstanding the foregoing, a majority of the Rule 12b-1 Trustees may remove any broker or dealer, administrator, or other as a Recipient.

(b) Each Fund that issues Class A Shares shall reimburse the Distributor for distribution and related additional service expenses incurred in promoting the sale of the Fund’s Class A Shares at a rate of up to the rate per annum of the average daily net assets attributable to the Class A Shares, as shown on Schedule A hereto.  Each Fund's Class A Shares shall bear exclusively its own costs of such reimbursements.  Such distribution and related service expenses shall be calculated and accrued daily and paid within forty-five (45) days at the end of each month.  In no event shall such payments exceed the Distributor’s actual distribution and related service expenses for that month.  The Distributor shall use such payments to reimburse itself for providing distribution and related additional services of the type contemplated herein and reviewed from time to time by the Board of Trustees, or for compensating Recipients for providing or assisting in providing such distribution and related additional services.  The types of distribution and related service activities that may be reimbursed pursuant to Section 1 hereof, include, but are not limited to, the following:

(i) Development, preparation, printing and mailing of Fund sales literature and other promotional materials describing and/or relating to the Fund, including materials intended for use by Jackson National Insurance Company and its affiliates, or for broker-dealer only use or retail use;

(ii) Holding or participating in seminars and sales meetings for registered representatives designed to promote the distribution of Fund shares;

(iii) Servicing fees requested by broker-dealers or other financial intermediaries who sell variable insurance products that offer the Funds;

(iv) Obtaining information and providing explanations to variable insurance contract owners regarding the Funds' investment objectives and policies and other information about the Funds, including performance of the Funds;

(v) Training sales personnel regarding sales of variable insurance contracts that relate to the Funds offered under those contracts; and

(vi) Financing other activities that the Board of Trustees determines are primarily intended to result in the servicing or sale of Fund shares.

(c) The provisions of Section 1 hereof shall apply in respect of the Class A Shares of the Funds shown on Schedule A hereto, as such schedule may be amended from time to time.

2. Limitations on Charges and Fees.   Notwithstanding anything in this Plan to the contrary, all amounts payable by a Fund pursuant to Section 1 hereof shall be subject to, in the aggregate, the limitations on the payment of asset-based sales charges and service fees set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

3. Miscellaneous.

(a) Effectiveness.  This Plan shall not take effect with respect to a Fund (or a class of shares thereof) until (i) this Plan has been approved by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon and (ii) this Plan, together with any related agreements, has been approved by a vote of both (1) the Board of Trustees and (2) the Rule 12b-1 Trustees, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements.  As additional Funds or classes of shares are established, this Plan shall not take effect respect such Funds or classes of shares until this Plan, together with any related agreements, has been approved by a vote of both (1) the Board of Trustees and (2) the Rule 12b-1 Trustees, cast in person at a meeting (or meetings) called, at least in part, for the purpose of voting on this Plan and such related agreements.  Subject to approval as required by this paragraph and any other approvals required by the Act and the rules thereunder, this Plan shall take effect at the time specified by the Board of Trustees, or, if no such time is specified by the Trustees, at the time that all necessary approvals have been obtained.

(b) Continuation.  This Plan shall continue in full force and effect as to a Fund (or a class of shares thereof) for so long as such continuance is specifically approved at least annually by a vote of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on this Plan.

(c) Reports.  The Distributor shall provide to the Board of Trustees a written report of the amounts expended or benefits received and the purposes for which such expenditures were made at such frequency as may be required under Rule 12b-1 of the Act.

(d) Related Agreements.  Any agreement related to this Plan must provide, in substance, (i) that the agreement may be terminated as to the Trust or any Fund (or class of shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of the Trust entitled to vote thereon, on not more than 30-days' written notice to any other party to the agreement, and (ii) that the agreement will terminate automatically in the event of its “assignment” (as defined in the Act).

(e) Termination.  This Plan may be terminated as to the Trust or any Fund (or class of shares thereof) at any time, without payment of any penalty, by vote of the Board of Trustees, by vote of a majority of the Rule 12b-1 Trustees, or by a vote of a majority of the outstanding voting securities of Trust entitled to vote thereon.

(f) Amendments.  This Plan may not be amended in any material respect unless such amendment is approved by a vote of a majority of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval.  This Plan may not be amended to increase materially the amount to be spent for distribution unless such amendment is approved by a majority of the outstanding voting securities of the applicable Fund or class shares thereof and by a majority of both (i) the Board of Trustees and (ii) the Rule 12b-1 Trustees, cast in person at a meeting called, at least in part, for the purpose of voting on such approval.

(g) Disinterested Trustees.  While this Plan is in effect, at least a majority of the Trustees of the Trust must be Disinterested Trustees; only those Trustees may select and nominate any other Disinterested Trustees; and any person who acts as legal counsel for the Disinterested Trustees must be an “independent legal counsel” (as defined in the Act).

(h) Records.  The Trust shall preserve copies of this Plan and any related agreement or report made pursuant to this Plan or Rule 12b-1 under the Act for a period of not less than six years from the date of this Plan or any such agreement or report, the first two years in an easily accessible place.

(i) Severability.  The provisions of this Plan are severable as to each Fund or class of shares of a Fund, and any action to be taken with respect to this Plan shall be taken separately for each Fund or class of shares affected by the matter.

Adopted: April 30, 2012

Schedule A

Fund	Class	Maximum 12b-1 Fee1
JNL/American Funds Balanced Allocation Fund	Class A Class B	0.25% None
JNL/American Funds Blue Chip Income and Growth Fund	Class A Class B	0.25% None
JNL/American Funds Global Bond Fund	Class A Class B	0.25% None
JNL/American Funds Global Small Capitalization Fund	Class A Class B	0.25% None
JNL/American Funds Growth Allocation Fund	Class A Class B	0.25% None
JNL/American Funds Growth-Income Fund	Class A Class B	0.25% None
JNL/American Funds International Fund	Class A Class B	0.25% None
JNL/American Funds New World Fund	Class A Class B	0.25% None
JNL/AQR Managed Futures Strategy Fund	Class A Class B	0.20% None
JNL/BlackRock Commodity Securities Fund	Class A Class B	0.20% None
JNL/BlackRock Global Allocation Fund	Class A Class B	0.20% none
JNL/Brookfield Global Infrastructure Fund	Class A Class B	0.20% none
JNL/Capital Guardian Global Diversified Research Fund	Class A Class B	0.20% None
JNL/Capital Guardian Global Balanced Fund	Class A Class B	0.20% None
JNL/DFA U.S. Core Equity Fund	Class A Class B	0.20% none
JNL/Eagle SmallCap Equity Fund	Class A Class B	0.20% none
JNL/Eastspring Investments Asia ex-Japan Fund (formerly, JNL/PAM Asia ex-Japan Fund) Fund Name Change was effective 02-14-2012	Class A Class B	0.20% None
JNL/Eastspring Investments China-India Fund (formerly, JNL/PAM China-India Fund) Fund Name Change was effective 02-14-2012	Class A Class B	0.20% None
JNL/Franklin Templeton Founding Strategy Fund	Class A	none
JNL/Franklin Templeton Global Growth Fund	Class A Class B	0.20% none
JNL/Franklin Templeton Global Multisector Bond Fund	Class A Class B	0.20% none
JNL/Franklin Templeton Income Fund	Class A Class B	0.20% none
JNL/Franklin Templeton International Small Cap Growth Fund	Class A Class B	0.20% None
JNL/Franklin Templeton Mutual Shares Fund	Class A Class B	0.20% none
JNL/Franklin Templeton Small Cap Value Fund	Class A Class B	0.20% none

Fund	Class	Maximum 12b-1 Fee1
JNL/Goldman Sachs Core Plus Bond Fund	Class A Class B	0.20% none
JNL/Goldman Sachs Emerging Markets Debt Fund	Class A Class B	0.20% none
JNL/Goldman Sachs Mid Cap Value Fund	Class A Class B	0.20% none
JNL/Goldman Sachs U.S. Equity Flex Fund	Class A Class B	0.20% none
JNL Institutional Alt 20 Fund	Class A	none
JNL Institutional Alt 35 Fund	Class A	none
JNL Institutional Alt 50 Fund	Class A	none
JNL Institutional Alt 65 Fund	Class A	none
JNL/Invesco International Growth Fund	Class A Class B	0.20% none
JNL/Invesco Large Cap Growth Fund	Class A Class B	0.20% none
JNL/Invesco Global Real Estate Fund	Class A Class B	0.20% none
JNL/Invesco Small Cap Growth Fund	Class A Class B	0.20% none
JNL/Ivy Asset Strategy Fund	Class A Class B	0.20% none
JNL/JPMorgan International Value Fund	Class A Class B	0.20% none
JNL/JPMorgan MidCap Growth Fund	Class A Class B	0.20% None
JNL/JPMorgan U.S. Government & Quality Bond Fund	Class A Class B	0.20% none
JNL/Lazard Emerging Markets Fund	Class A Class B	0.20% none
JNL/Lazard Mid Cap Equity Fund	Class A Class B	0.20% none
JNL/M&G Global Basics Fund	Class A Class B	0.20% none
JNL/M&G Global Leaders Fund	Class A Class B	0.20% none
JNL/Mellon Capital Management Bond Index Fund	Class A Class B	0.20% none
JNL/Mellon Capital Management Dow Jones U.S. Contrarian Opportunities Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management Emerging Markets Index Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management European 30 Fund	Class A Class B	0.20% None
JNL/Mellon Capital Management Global Alpha Fund	Class A Class B	0.20% none
JNL/Mellon Capital Management Index 5 Fund	Class A	None

Fund	Class	Maximum 12b-1 Fee1
JNL/Mellon Capital Management International Index Fund	Class A Class B	0.20% none
JNL/Mellon Capital Management Pacific Rim 30 Fund	Class A Class B	0.20% none
JNL/Mellon Capital Management Small Cap Index Fund	Class A Class B	0.20% none
JNL/Mellon Capital Management 10 x 10 Fund	Class A	None
JNL/Mellon Capital Management S&P 500 Index Fund	Class A Class B	0.20% none
JNL/Mellon Capital Management S&P 400 MidCap Index Fund	Class A Class B	0.20% none
JNL/Morgan Stanley Mid Cap Growth Fund	Class A Class B	0.20% none
JNL/Neuberger Berman Strategic Income Fund	Class A Class B	0.20% none
JNL/Oppenheimer Global Growth Fund	Class A Class B	0.20% none
JNL/PIMCO Real Return Fund	Class A Class B	0.20% none
JNL/PIMCO Total Return Bond Fund	Class A Class B	0.20% none
JNL/PPM America Floating Rate Income Fund	Class A Class B	0.20% none
JNL/PPM America High Yield Bond Fund	Class A Class B	0.20% none
JNL/PPM America Mid Cap Value Fund	Class A Class B	0.20% none
JNL/PPM America Small Cap Value Fund	Class A Class B	0.20% none
JNL/PPM America Value Equity Fund	Class A Class B	0.20% none
JNL/Red Rocks Listed Private Equity Fund	Class A Class B	0.20% none
JNL/T. Rowe Price Established Growth Fund	Class A Class B	0.20% none
JNL/T. Rowe Price Mid-Cap Growth Fund	Class A Class B	0.20% none
JNL/T. Rowe Price Short-Term Bond Fund	Class A Class B	0.20% none
JNL/T. Rowe Price Value Fund	Class A Class B	0.20% none
JNL/WMC Balanced Fund	Class A Class B	0.20% none
JNL/WMC Money Market Fund	Class A Class B	0.20% none
JNL/WMC Value Fund	Class A Class B	0.20% none
JNL/S&P Managed Growth Fund		none
JNL/S&P Managed Conservative Fund		none
JNL/S&P Managed Moderate Growth Fund		none
JNL/S&P Managed Moderate Fund		none

Fund	Class	Maximum 12b-1 Fee1
JNL/S&P Managed Aggressive Growth Fund		none
JNL/S&P Competitive Advantage Fund	Class A Class B	0.20% none
JNL/S&P Dividend Income & Growth Fund	Class A Class B	0.20% none
JNL/S&P Intrinsic Value Fund	Class A Class B	0.20% none
JNL/S&P Total Yield Fund	Class A Class B	0.20% none
JNL/S&P 4 Fund		none
JNL/UBS Large Cap Select Growth Fund	Class A Class B	0.20% None
JNL Disciplined Moderate Fund		none
JNL Disciplined Moderate Growth Fund		none
JNL Disciplined Growth Fund		none

1 As a percentage of the average daily net assets attributable to the specified class of shares.